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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

VITACUBE SYSTEMS HOLDINGS, INC. (Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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480 S. Holly Street . Suite 5 Denver, Colorado 80246 Main: 303-316-8577 Toll Free: 800-313-2234 Fax: 303-316-9004 www.v3s.com

Dear Stockholders:

        The accompanying Information Statement is being sent to you to advise you that the holders of a majority of our common stock have approved the following actions by written consent in lieu of a special meeting of our stockholders:

  1.
  A 1-for-5 reverse stock split of our common stock, par value $.001 per share, with no change in the number of authorized shares of common stock.

  2.
  An amendment to the 2003 Incentive Stock Plan increasing the number of shares of common stock eligible for awards under the Plan from 4,000,000 pre-split shares (800,000 post-split shares) to 5,000,000 pre-split shares (1,000,000 post-split shares).

        These actions will not become effective until at least 20 days after the date this Information Statement is mailed to our stockholders. The Information Statement is first being mailed to stockholders on or about October 26, 2004.

        This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

        WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

October 15, 2004	By order of the Board of Directors
	By:	/s/ SANFORD D. GREENBERG Sanford D. Greenberg, CEO and President

480 S. Holly Street . Suite 5 Denver, Colorado 80246 Main: 303-316-8577 Toll Free: 800-313-2234 Fax: 303-316-9004 www.v3s.com

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        This Information Statement is being mailed on or about October 26, 2004, to the stockholders of record of VitaCube Systems Holdings, Inc., at the close of business on October 15, 2004 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

        This Information Statement is being furnished to you to inform you of the adoption of resolutions by written consent by the holders of a majority of the outstanding shares of our common stock. The resolutions adopted by the majority stockholders give us the authority to take the following actions:

  1.
  To effectuate a 1-for-5 reverse stock split with respect to each share of our common stock, with no change in the number of authorized shares of common stock.

  2.
  To amend our 2003 Incentive Stock Plan (the "Plan") to increase the number of shares of common stock eligible for awards under the Plan from 4,000,000 pre-split (800,000 post-split) to 5,000,000 pre-split (1,000,000 post-split) shares.

        These actions were approved by our board of directors on October 15, 2004, and approved by the majority stockholders on October 15, 2004. The actions will not become effective until at least 20 days after the mailing of this Information Statement to our stockholders.

        Under Nevada General Corporation Law, action by stockholders may be taken without a meeting, without prior written notice, by written consent of the holders of the outstanding stock, having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. Sanford D. Greenberg, our CEO, president and a director, and Warren Cohen, a former director, who together own 59% of our common stock, approved the actions by written consent. Thus, the actions were approved and no other vote or stockholder action is required.

        As of the Record Date, we had 32,670,165 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

        The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of our common stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

        Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address receive multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information with respect to compensation earned by Sanford D. Greenberg, our Chief Executive Officer, in 2002 and 2003. No executive officer received cash compensation from us of $100,000 or more in 2002 or 2003.

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Securities Options ($)	All Other Compensation ($)
Sanford D. Greenberg Chairman and Chief Executive Officer	2003 2002	4,445 - 0 -	- 0 - - 0 -	4,127 - 0 -	(1)	- 0 - - 0 -	- 0 - - 0 -

(1)
Includes auto allowance.

Stock Options

        There were no options granted in 2003 to Mr. Greenberg and there were no existing options exercised in 2003 by Mr. Greenberg. The following table sets forth information with respect to the fiscal year end 2003 option values held by Mr. Greenberg:

			Number of unexercised options at December 31, 2003		Value of unexercised in-the-money options at December 31, 2003(1)
Shares Acquired on Exercise(#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sanford D. Greenberg	- 0 -	- 0 -	80,000	- 0 -	124,000	- 0 -

(1)
The value of each option is based on $1.55, the last reported sales price of the common stock as reported by the OTC Bulletin Board Market on December 31, 2003, less the exercise price payable for such shares.

Director Compensation

        Our directors who are also employees do not receive any additional compensation for their services as directors. During the year ended December 31, 2003, non-employee directors received no fees. During the fiscal year ending December 31, 2004, non-employee directors will not receive fees for service as a director but will be reimbursed for reasonable travel expenses in attending meetings.

        In connection with their appointment to the board of directors, Doug Ridley, John B. McCandless, and Anthony DiGiandomenico were each granted stock options to purchase 50,000 shares of our common stock at an exercise price of $1.00 per share. Such options are exercisable to the extent of 12,500 shares, for each such director. The remaining options vest with respect to an additional 12,500 shares each after one year and with respect to 25,000 shares each after two years.

Employment Agreements

        Sanford D. Greenberg entered into an employment agreement with us effective as of April 1, 2004. Mr. Greenberg's employment agreement provides for his employment as our Chief Executive Officer and President. Mr. Greenberg will receive a salary of $150,000 per year and may receive bonuses in such amount as determined by our board or Compensation Committee. Mr. Greenberg will also be eligible to participate in bonuses on the same basis as other executives under any executive bonus plan adopted by us. Either party may terminate the agreement upon 30 days prior written notice. Additionally, Mr. Greenberg may be terminated for "just cause," as defined in the Agreement, upon one business day's prior written notice. If we terminate Mr. Greenberg without just cause, he is entitled to two years' salary payable over 24 months.

        Pursuant to his employment agreement, Mr. Greenberg also received stock options to purchase four million shares of our common stock at $.60 per share. The options vest over four years, provided that Mr. Greenberg is still employed by us, and are exercisable for five years after vesting. If Mr. Greenberg is terminated without just cause, all his unvested options vest and are exercisable for a period of five years from the date of termination. If Mr. Greenberg is terminated for just cause, all unexercised options terminate as of his date of termination.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS,
AND 5% STOCKHOLDERS

        The following table sets forth information concerning ownership of our common stock as of October 15, 2004, by our executive officers and directors, and persons known by us to own more than 5% of our issued and outstanding shares of common stock.

Name and Address	Number of Shares		Percent of Class
Sanford D. Greenberg(11) Chief Executive Officer and Director	12,677,024	(3)	38.7%
Timothy Transtrum(11) Chief Operating Officer	62,500	(4)	*
Mary Pat O'Halloran(11) Chief Financial Officer	117,500	(5)	*
David Litt(11) Vice President of Sales and Marketing	50,000	(6)	*
Doug Ridley(11) Director	25,000	(7)	*
John B. McCandless(11) Director	25,000	(7)	*
Anthony DiGiandomenico Director 401 Wilshire Blvd., Ste. 1020 Santa Monica, CA 90401	841,972	(8)	2.5%
All officers and directors as a group (7 persons)	13,798,996		42.2%
Christopher Marlett 401 Wilshire Blvd., Ste. 1020 Santa Monica, CA 90401	2,294,786	(9)	6.7%
Warren Cohen 595 S. Broadway, Suite 200 Denver, CO 80209	6,693,993	(10)	20.5%

*
Less than 1%

(1)
All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of October 15, 2004, and which will not become vested or exercisable within 60 days of such date.

(2)
Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 32,670,165 shares of common stock outstanding. Options that are presently exercisable or exercisable within 60 days of October 15, 2004, are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)
Includes shares either held directly or as custodian for a minor child and includes 80,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2004, and 12,597,024 shares held of record.

(4)
Includes 62,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2004.

(5)
Includes 67,500 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2004, 50,000 shares held of record.

(6)
Includes 50,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2004.

(7)
Includes 25,000 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2004.

(8)
Includes 495,472 shares issuable pursuant to warrants and 12,500 shares pursuant to options which are presently exercisable or which become exercisable within 60 days of October 15, 2004 and 334,000 shares held of record.

(9)
Includes shares either held directly or through entities that are controlled by Christopher A. Marlett. Includes 1,359,786 shares issuable pursuant to warrants which are presently exercisable or which become exercisable within 60 days of October 15, 2004, and 935,000 shares held of record.

(10)
Includes 6,693,993 shares held of record.

(11)
Address: 480 South Holly Street, Denver, Colorado 80246

APPROVAL OF THE REVERSE STOCK SPLIT

        On October 15, 2004, the board of directors, subject to stockholder approval, and the majority stockholders by written consent in lieu of a special meeting approved a 1-for-5 reverse stock split of our common stock. The reverse stock split will become effective upon the filing of a certificate with the Nevada Secretary of State, which filing will not occur until at least 20 days after the mailing of this Information Statement to our stockholders. The board of directors was given the discretion to determine the timing of the filing of the certificate with the Nevada Secretary of State.

Reasons for the Reverse Stock Split

        The reason for the reverse stock split is to increase the per share price of our common stock. The Company believes that if it is successful in maintaining a higher stock price, it will help generate interest in the Company among investors and thereby assist us in raising future capital to fund our operations and increase liquidity for our stockholders. No assurance can be given, however, that the market price of our common stock will rise in proportion to the reduction in the number of outstanding common stock resulting from the reverse stock split.

Effect of the Reverse Split

        Upon the effective date of the reverse stock split, each five currently outstanding shares of common stock will automatically convert into one share of common stock and the total number of shares of our common stock outstanding will be reduced from 32,670,165 shares to approximately 6,534,033

        Any fractional share resulting from the reverse stock split will be rounded to one share. Each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged after the reverse stock split except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of common stock will be substantially unaffected by the reverse stock split.

        The total number of shares of common stock authorized by us is 50,000,000 shares. The number of authorized shares will not be affected by the reverse stock split. Thus, the reverse stock split will result in additional unissued shares. The stockholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

        All issued and outstanding options, warrants, and convertible securities will be appropriately adjusted for the reverse stock split automatically on the effective date of the reverse stock split.

        The reverse stock split may result in some stockholders holding "odd lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the costs of transactions in even multiples of 100 shares.

        After the reverse stock split, stockholders are not required to obtain new or replacement share certificates. After the effective date of the reverse stock split, stockholders of record on the effective date of the reverse stock split, may contact the Company's transfer agent to exchange their existing certificates for new certificates representing the number of post-reverse stock split shares. Until the stockholder forwards a completed letter of transmittal, together with certificates representing said stockholder's shares of pre-reverse stock split common stock to the transfer agent and receives in return a new certificate representing shares of post-reverse stock split common stock, such stockholder's certificate will be deemed equal to the number of whole shares of post-reverse stock split common stock to which such stockholder is entitled as a result of the reverse stock split.

Certain Federal Income Tax Consequences

        The following discussion describes certain material federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed regulations thereunder, judicial decisions, and current administrative rules and practices, all as amended and in effect as of the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described in this Information Statement. No ruling from the Internal Revenue Service with respect to the matters discussed in this Information Statement has been requested, and there is no assurance that the Internal Revenue Service will agree with the conclusions set forth in this discussion.

        This discussion may not address federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

        The reverse stock split is intended as a tax-free recapitalization to the Company and its stockholders, except as described below. Hence, stockholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, except as described below. The holding period for such shares of stock after the reverse stock split will include the holding period of shares of stock before the reverse stock split, provided that such shares of stock are held as a capital asset as of the effective date of the reverse stock split. The total adjusted basis of the shares of common stock after the reverse stock split will be the same as the total adjusted basis of the shares of stock before the reverse stock split, excluding the basis of fractional shares. The adjusted basis for each share will increase 5-for-1.

        The federal income tax treatment of the receipt of a whole share of common stock in lieu of a fractional share is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

AMENDMENT TO THE 2003 STOCK INCENTIVE PLAN TO INCREASE
THE NUIMBER OF SHARES SUBJECT TO THE PLAN

        The Company's 2003 Stock Incentive Plan (the "Plan") was adopted by the board of directors on July 1, 2003, and ratified by the stockholders effective July 1, 2003. On October 15, 2004, the board of directors, subject to stockholder approval, approved an amendment to increase the number of shares reserved for issuance under the Plan from 4,000,000 pre-split (800,000 post-split) to 5,000,000 pre-split (1,000,000 post-split). On October 15, 2004, the majority stockholders by written consent in lieu of a special meeting of stockholders approved the amendment to the Plan. The amendment will take effect on the 20th day following the mailing of this Information Statement to stockholders.

Explanation

        The board of directors believes the amendment to the Plan is necessary to continue to attract capable and qualified employees, officers, directors, independent consultants and other advisers to the Company.

Summary of the Plan

Purpose

        The general purpose of the Plan is to attract and retain directors, officers, other employees and consultants of the Company and its subsidiaries, to provide such persons to continue in the long-term service of the Company, and to furnish incentives to such persons to become stockholders of the Company.

Administration

        The Plan is administered by (i) the Compensation Committee (the "Committee") of the board of directors (comprised exclusively on non-employee directors) with respect to grants other than grants to non-employee directors (ii) with the board of directors with respect to grants to non-employee directors.

Shares Available

        The number of shares of the Company's common stock available for issuance under the Plan is a maximum of 4,000,000 pre-split (800,000 post-split) shares. Upon the effective date of the amendment, the number of shares of common stock available under the Plan will increase to 5,000,000 pre-split (1,000,000 post-split) shares.

Eligibility

        The Plan provides that options may be granted to employees (including officers and directors who are also employees of the Company or a subsidiary, members of the board of directors who are not officers or employees of the Company, and consultants and other independent advisers who provide services to the Company or a subsidiary). The Committee selects the optionees and determines the number of shares subject to each award and the time or times in which shares become exercisable or vest under the award.

Stock Option Awards

        Under the Plan, incentive stock options to purchase shares of common stock ("ISOs"), as defined in Section 422 of the Internal Revenue Code, may be granted only to employees of the Company and its subsidiaries. Non-statutory options to purchase shares of common stock ("NSOs"), and restricted stock awards, may be granted to employees, non-employee directors, and consultants. ISOs granted under the Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date of the grant (or, in the case of an ISO granted to holders of more than 10% of the voting power of the Company, must have an exercise equal to 110% of the fair market value). NSOs may be granted at less than fair market value at the discretion of the Committee. The Committee may permit the exercise price of options to be paid in cash, check, non-forfeitable shares of common stock, a recourse promissory note, or any other consideration that the Committee may deem appropriate, or any combination of the above payment methods.

Restricted Stock Awards

        The Plan also provides for the award of shares of restricted stock, subject to restrictions as determined by the Committee, which may include continued employment or attainment of performance goals.

Early Termination of Stock Options

        Unless otherwise provided in specific stock option agreement, if an optionee's employment or service with the Company is terminated for cause, all options will terminate immediately. If termination is not for cause, the options will be exercisable to the extent such options were exercisable on the date of termination, for a period of three months following termination.

Term of Options

        Options granted under the Plan may have a term of up to ten years.

Transferability of Options

        Options granted that are ISOs may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. Options granted that are NSOs may be transferred subject to the Plan only with the written consent of the Company's board of directors.

Other Provisions

        The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

Changes in Capitalization

        If any change is made to the common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding common stock as a class without the Company's receipt of consideration, appropriate adjustment will be made to the maximum number and/or class of securities issuable under the Plan and the number and/or class of securities and the option price per share in effect under each outstanding stock option under the Plan. Such adjustments to the outstanding options are to be effected in a manner that precludes the enlargement or dilution of rights and benefits under such options. Adjustments determined by the Committee are final, binding, and conclusive.

Change in Control

        On the occurrence of certain events, including a merger, liquidation or sale of substantially all of the assets of the Company, all outstanding options under the Plan automatically vest and restrictions on any restricted stock award automatically lapse, and such shares of restricted stock become non-forfeitable. Unless the agreement governing the change in control provides otherwise, upon consummation of the change in control, the Plan will terminate and all outstanding awards will terminate if not exercised prior to the consummation of the change in control.

Amendment and Termination of the Plan

        The Committee has complete and exclusive power and authority to amend or modify the Plan in any or all respects, unless stockholder approval of such amendment or modification is required under applicable law. No such amendment or modification may adversely affect the rights and obligations with respect to awards outstanding under the Plan at the time of such amendment or modification unless the participant consents to such amendment or modification.

Federal Tax Information

        The Company's obligation to deliver shares of common stock upon the exercise of stock options under the Plan is subject to the satisfaction of all-applicable federal, state, and local income and employment tax withholding requirements. The following is a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of awards under the Plan.

        An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax when the ISO is exercised. Upon the sale or exchange of the shares more than two years after the grant of option and one year after the exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The Company will be entitled to a tax deduction equal to the amount taxable as ordinary income to the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amounts treated as ordinary income will be characterized as long-term or short-term capital gain or loss depending on the holding period.

        An optionee who is granted an NSO will not recognize any taxable income at the time he or she is granted an NSO. However, upon its exercise, the optionee generally will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to the shares acquired upon exercise of an NSO.

        Generally, at the time of a stock grant, the participant will recognize taxable ordinary income in the amount by which the fair market value of the shares awarded to the participant exceeds, the amount, if any, paid by the participant for the shares. However, if the shares of common stock awarded to a participant as a stock grant are restricted as to transferability and subject to a substantial risk of forfeiture, then the participant will not recognize any taxable income at the time of the stock grant but will have to report as ordinary income, generally as and when the shares vest (e.g., when the risk of forfeiture lapses). The participant may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of the stock grant an amount equal to the excess of (a) fair market value of the shares on the date of grant over (b) the amount, if any, paid for the shares. In order to make a Section 83(b) election, a notice of election which meets the requirements of the Treasury Regulations must be filed with the Internal Revenue Service within 30 days of the stock grant.

If the Section 83(b) election is made, the participant will not recognize any additional income as and when the stock vests.

        Subject to the limitations discussed below, the Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant with respect to the stock grant. The deduction, will in general, be allowed for the taxable year in which such ordinary income is recognized by the participant.

        Upon the subsequent disposition of shares of stock acquired as a stock grant, provided that such shares are vested at the time of disposition or, if such shares are unvested, a timely Section 83(b) election was made for such shares, the participant will generally recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the participant's tax basis in the shares (generally the sum of the amount paid, if any, by the participant for the shares and the amount of ordinary income previously recognized by the participant with respect to such shares, as described above). However, if the shares of the Company's stock are unvested at the time of disposition and no Section 83(b) election was made for such shares, then the participant will recognize ordinary income in the amount equal to the difference between the proceeds received for the disposition and the participant's tax basis in such shares (e.g. the amount paid, if any, by the participant for such shares).

        If the gain recognized in connection with such disposition qualifies for capital gain treatment, the federal capital gains tax rate for such sale will be determined based on the holding period of the stock. The participant's holding period of shares receive as a stock grant will begin on the day following the date of the stock grant except where the stock is, at the time of the stock grant, unvested and no Section 83(b) election is made, in which case the participant's holding period with respect to such shares will begin on the day following the day on which the shares vest.

        The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state, or foreign country in which an optionee may reside.

        Securities Previously Authorized for Issuance Under the Plan    The following sets forth the awards issued under the Plan as of September 30, 2004.

Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining for Further Issuance
3,556,250	$1.00	443,750

Additional Information

        We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Our filings are available through the Commission's website at the following address: http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 75 Park Place, Room 1400, New York, New York 10007. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330.

By order of the Board of Directors
By:	/s/ SANFORD D. GREENBERG Sanford D. Greenberg, CEO and President

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INFORMATION STATEMENT